UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2005

Affinia Group Intermediate Holdings Inc.
Affinia Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
Delaware	333-128166	20-1483322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 Technology Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

(734) 827-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant's Business and Operations

Item 1.01 — Entry into a Material Definitive Agreement

On December 12, 2005, Affinia Group Intermediate Holdings Inc. (‘‘Holdings’’) and Affinia Group Inc. (the ‘‘Company’’) entered into Amendment No. 1 (the ‘‘Amendment’’) to the Credit Agreement, dated as of November 30, 2004 (the ‘‘Credit Agreement’’), among Holdings, the Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners, L.P. and Credit Suisse (formerly known as Credit Suisse First Boston), as Co-Syndication Agents, and Deutsche Bank AG, Cayman Islands Branch and UBS Securities LLC, as Co-Documentation Agents.

Holdings and the Company entered into the Amendment to allow them to complete the Restructuring (as defined in Item 2.05 below). The Amendment, among other things, (1) provides greater flexibility under applicable Leverage Ratio (as defined in the Credit Agreement) covenants, (2) permits the use of a greater portion of cash flow to fund the Restructuring, (3) allocates a portion of permitted capital expenditures toward funding of the Restructuring, (4) eliminates the ability to include proceeds from the sale of Beck/Arnley Worldparts Corp. in calculating certain permitted exceptions, (5) permits the Company to incur certain Restructuring charges and include those charges in calculating Adjusted EBITDA (as defined in the Credit Agreement), and (6) provides for intercompany loans and investments to fund cash Restructuring costs outside of the United States.

The Amendment revises the principal Leverage Ratio covenants through 2008 to the following: 5.50 to 1 through June 30, 2006; 5.25 to 1 from July 1, 2006 to March 31, 2007; 5.00 to 1 from April 1, 2007 to June 30, 2007; 4.50 to 1 from July 1, 2007 to September 30, 2007; 4.25 to 1 from October 1, 2007 to December 31, 2007; 4.00 to 1 from January 1, 2008 to September 30, 2008; and 3.75 to 1 from October 1, 2008 to December 30, 2008.

The Amendment also increases by 50 basis points the Term Loan B pricing (as defined in the Credit Agreement). The Term Loan B pricing will decrease 25 basis points once the Company's Leverage Ratio is less than 3.50x. The rates for revolving ABR Loans and Eurodollar Loans (as each is defined in the Credit Agreement) will vary based on the Company's Leverage Ratio and all Applicable Rates may increase depending on the Company's credit ratings.

The Company paid the Lenders a 25 basis point amendment fee in connection with the Amendment and has agreed to pay an additional amendment fee in connection with certain future amendments, if any, that occur within the next two years. Finally, the Amendment requires a prepayment fee in connection with certain prepayments of Term Loan B if made within the next two years.

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Section 2 — Financial Information

Item 2.05 — Costs Associated with Exit or Disposal Activities.

As previously disclosed by the Company, the Company continues to face factors affecting its competitive position, including significant price increases in raw steel and steel-related components and increases in freight and energy costs. In addition, the automotive aftermarket in which the Company operates continues to experience increased price competition from various manufacturers in countries with lower production costs.

As a result of these factors, on December 9, 2005, the Company committed to the implementation of a comprehensive restructuring (the ‘‘Restructuring’’) intended to lower the Company's costs, improve efficiency and eliminate excess capacity. The Restructuring will mainly consist of plant closures (with related equipment relocations) and employee terminations, affecting various facilities in North America and Europe.

In connection with the Restructuring, the Company's initial estimate of pre-tax costs is up to $152 million. The major components of such costs will be employee severance costs, asset impairment charges related to fixed assets, and environmental remediation costs. The Company estimates that each of these costs will represent approximately 38%, 20% and 13% respectively, of the total cost of the Restructuring.

Of these costs, the employee severance and environmental remediation costs generally represent cash charges, while the asset impairment charges are non-cash. The Company estimates that approximately 72% of the total costs related to the Restructuring (or approximately $110 million) will result in future cash expenditures.

As described below, the Company began the Restructuring on December 13, 2005 and expects to complete the remainder of the Restructuring program in 2006 and 2007. The Company is in the process of evaluating the allocation of charges between 2005, 2006 and 2007 associated with these exit-related activities. However, the Company currently anticipates that it will record Restructuring charges in 2005 of approximately $33 million, consisting of approximately $30 million in asset impairment charges related to fixed assets at several facilities and approximately an additional $3 million in employee severance costs related to the Southampton facility discussed below. The $30 million of fixed asset impairment charges will be recognized in 2005 due to a change in fair value that was triggered by the announcement of the Restructuring.

As part of the Restructuring, on December 13, 2005, the Company announced the closure of its Southampton, United Kingdom facility. This action is expected to result in the Company incurring pre-tax charges of approximately $18.6 million (all of which are future cash expenditures). Employee severance costs and lease termination, site clearance and repair costs will each represent approximately 81% and 19%, respectively, of the estimated $18.6 million charge with respect to this facility. The Company expects that it will recognize approximately $3 million of the $18.6 million in Restructuring charges in 2005 and the remaining portion in 2006.

All discussions of costs and time periods set forth in this Current Report are estimates which, while based on the Company's current expectations, are subject to change. See ‘‘Forward Looking Statements’’ below.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Current Report, the words ‘‘estimates,’’ ‘‘expects,’’ ‘‘intends,’’ and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon the Company's current expectations and various assumptions. The Company's expectations and beliefs are expressed in good faith and the Company believes there is a reasonable basis for them. However, the Company cannot make any assurances that these expectations and beliefs will be achieved.

There are a number of risks and uncertainties that could cause the Company's actual results to differ materially from the forward-looking statements contained in this Current Report. Important factors that could cause the Company's actual results to differ materially from the forward-looking statements made in this Current Report are contained in the Company's filings with the Securities and Exchange Commission under the heading ‘‘Risk Factors’’ and include, among other risks: the Company's substantial leverage; limitations on flexibility in operating the Company's business contained in its debt agreements; pricing pressure; the shift in demand from premium to economy brands; the Company's dependence on its largest customers; increasing costs for manufactured components, raw materials, crude oil and energy prices; the Company's transformation to a separate, stand-alone company; the Company's ability to achieve cost savings from the planned Restructuring; the consolidation of distributors; ‘‘pay-on-scan’’ programs and expansion of return polices; risks associated with the Company's non-U.S. operations; product liability and customer warranty and recall claims; changes to environmental and automotive safety regulations; non-performance by, or insolvency of, the Company's suppliers; the threat of work stoppages and other labor disputes; challenges to the Company's intellectual property portfolio; and changing distribution channels. There may be other factors that may cause actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this Current Report and are expressly qualified in their entirety by the cautionary statements included in this Current Report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Item 2.06 — Material Impairments.

The information set forth under Item 2.05 relating to impairment charges is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Amendment No. 1 and Waiver, dated as of December 12, 2005 to Credit Agreement, dated as of November 30, 2004, among Affinia Group Intermediate Holdings Inc., Affinia Group Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Goldman Sachs Credit Partners, L.P. and Credit Suisse, Cayman Islands Branch (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as Co-Syndication Agents, and Deutsche Bank AG, Cayman Islands Branch and UBS Securities LLC, as Co-Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Affinia Group Intermediate Holdings Inc.
Affinia Group Inc.
Date: December 15, 2005	By: /s/ Steven E. Keller
Name: Steven E. Keller
Title: General Counsel

EXHIBIT INDEX

10.1	Amendment No. 1 and Waiver, dated as of December 12, 2005 to Credit Agreement, dated as of November 30, 2004, among Affinia Group Intermediate Holdings Inc., Affinia Group Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Goldman Sachs Credit Partners, L.P. and Credit Suisse, Cayman Islands Branch (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as Co-Syndication Agents, and Deutsche Bank AG, Cayman Islands Branch and UBS Securities LLC, as Co-Documentation Agents.